UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2003

Ascential Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-15325	94-3011736

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

50 Washington Street
Westborough, Massachusetts	01581

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 366-3888

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

     At the 2003 annual meeting of stockholders of Ascential Software Corporation (the “Corporation”), a proposal to effect a one-for-four reverse split of the Corporation’s common stock will be submitted to the Corporation’s stockholders.

     In response to questions raised from the Corporation’s stockholders, on June 13, 2003, the Board of Directors of the Corporation resolved that, if the reverse stock split is approved by the Corporation’s stockholders, then a proposal to proportionately reduce the Corporation’s authorized shares of common stock, from 500,000,000 to 125,000,000 shares, would be submitted to stockholders at the Corporation’s 2004 annual meeting.

     In addition, if the reverse stock split is approved by the Corporation’s stockholders, the Corporation would ensure that the number of issued and outstanding shares of common stock would not exceed 125,000,000 prior to the 2004 annual meeting of stockholders, unless otherwise approved by the Corporation’s stockholders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2003	ASCENTIAL SOFTWARE CORPORATION

	By:	/s/ Robert C. McBride

	Name:	Robert C. McBride
	Title:	Vice President and Chief Financial Officer